EXHIBIT 21
ENTITIES OF ALLERGAN, INC.

PLACE OF
INCORPORATION
TAB	NAME OF SUBSIDIARY	OR ORGANIZATION
1.	Allergan Productos Farmaceuticos S.A.	Argentina
2.	Allergan Australia Pty Limited	Australia
3.	Allergan N.V.	Belgium
4.	Allergan Holdings B, Ltd.	Bermuda
5.	Allergan Produtos Farmacêuticos Ltda.	Brazil
6.	Allergan Inc.	Canada
7.	CrownPharma Canada Inc.	Canada
8.	Allergan Pharmaceuticals Ireland	Cayman Islands
9.	Allergan Holdings C, Ltd.	Cayman Islands
10.	Allergan Laboratorios Limitada	Chile
11.	Allergan de Colombia S.A.	Colombia
12.	Allergan A/S	Denmark
13.	Allergan France S.A.S.	France
14.	Pharm-Allergan GmbH	Germany
15.	Allergan Asia Limited	Hong Kong
16.	Allergan India Private Limited*	India
17.	Allergan Botox Limited	Ireland
18.	Allergan Sales, Limited	Ireland
19.	Allergan Services International, Limited	Ireland
20.	CrownPharma Limited	Ireland
21.	Allergan Pharmaceuticals Holdings (Ireland) Limited	Ireland
22.	Allergan S.p.A.	Italy
23.	Allergan K.K.	Japan
24.	Allergan International YK	Japan
25.	Allergan NK	Japan
26.	Allergan Korea Ltd.	Korea
27.	Allergan, S.A. de C.V.	Mexico
28.	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico
29.	Pharmac, S.A.M.	Monaco
30.	Allergan B.V.	Netherlands
31.	Allergan Services BV	Netherlands
32.	Allergan Holdings BV	Netherlands Antilles
33.	Allergan New Zealand Limited	New Zealand
34.	Allergan AS	Norway
35.	Allergan Singapore Pte. Ltd.	Singapore
36.	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
37.	Allergan, S.A.	Spain
38.	Allergan Norden AB	Sweden
39.	Allergan AG	Switzerland
40.	Allergan (Thailand) Ltd.	Thailand
41.	Allergan Optik Mamulleri Sanayi Ve Ticaret Limited	Turkey
42.	Allergan Holdings Limited	United Kingdom
43.	Allergan Limited	United Kingdom
44.	Allergan Optical Irvine, Inc.	United States/CA
45.	Allergan Sales Puerto Rico, Inc.	United States/CA
46.	Herbert Laboratories	United States/CA
47.	Oculex Pharmaceuticals, Inc.	United States/CA
48.	Allergan America, LLC	United States/DE
49.	Allergan Holdings, Inc.	United States/DE
50.	Allergan Puerto Rico Holdings, Inc.	United States/DE
51.	Allergan Sales, LLC	United States/DE
52.	Allergan Specialty Therapeutics, Inc.	United States/DE
53.	Pacific Pharma, Inc.	United States/DE
54.	Banner Acquisition, Inc.	United States/DE
55.	Allergan de Venezuela, S.A.	Venezuela
*Except for Allergan India Private Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant.